UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2007

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KRISPY KREME DOUGHNUTS, INC.
(Exact name of registrant as specified in its charter)

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North Carolina	001-16485	56-2169715
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

370 Knollwood Street, Winston-Salem, North Carolina 27103
(Address of principal executive offices)

Registrant’s telephone number, including area code: (336) 725-2981

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in a Current Report on Form 8-K filed by Krispy Kreme Doughnuts, Inc. (the “Company”) on December 8, 2006, on December 4, 2006 the Compensation Committee of the Board of Directors of the Company determined that awards of restricted stock would be granted to Michael C. Phalen, the Company’s Chief Financial Officer, Jeffrey L. Jervik, the Company’s Executive Vice President of Operations, and Douglas R. Muir, the Company’s Chief Accounting Officer, with a dollar value (based on the closing price of the stock on the date of the grant) equal to $195,000, $130,000 and $120,000, respectively, with the date of the grant to be established by the Compensation Committee at a future date. On February 22, 2007, the Compensation Committee established March 1, 2007 as the date of the grant. The awards of restricted stock will be evidenced by an agreement in the form of the Restricted Stock Agreement filed as Exhibit 10.1 to this report.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed herewith:

Exhibit No.	Description
10.1	Form of Restricted Stock Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRISPY KREME DOUGHNUTS, INC.
Dated: February 26, 2007

By:  /s/ Michael C. Phalen

        Michael C. Phalen
        Chief Financial Officer